UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):     July 1, 1998
Exact name of registrant as specified in its charter: MRS Technology, Inc.
State or other jurisdiction of incorporation:         Massachusetts
Commission File Number:                               000-21908
IRS Employer Identification Number:                   04-2904966
Address of principal executive offices: 10 Elizabeth Drive, Chelmsford, MA
Zip Code:   01824-4112
Registrant's telephone number, including area code:   (978)250-0450

Item 3.   Bankruptcy or Receivership

Only July 1, 1998, MRS Technology, Inc. Issued a press release stating that it had filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Such press release is attached as Exhibit 99 hereto
and is incorporated by reference herein   The petition was filed in the
U.S. Bankruptcy Court for the District of Massachusetts (Western Division). The matter was assigned to Bankruptcy Judge James F. Queenan,
and the case number is as follows:    MRS Technology, Inc.  98-4493-8 JFQ

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

{c} Exhibits

99 Press Release of MRS Technology, Inc.  Dated July 1, 1998.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto autorized.

MRS Technology, Inc.
Date: July 10, 1998
Carl P.  Herrmann
Chairman, Chief Executive Officer and President